                                                                  Exhibit 14(a)

                               POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints KATHERINE STONER and JIM COPPEDGE as his or her true and lawful attorneys-in fact and agent, to sign any and all amendments to the Registration Statement listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant (Product)                                    File Nos.
--------------------                                    -----------------------
VALIC Separate Account A (Portfolio Director Minus 10
Version)                                                333-_______ / 811-03240
VALIC Separate Account A (Portfolio Director Minus 60
Version)                                                333-_______ / 811-03240
VALIC Separate Account A (Portfolio Director,
guarantee)                                              033-75292 / 811-03240
VALIC Separate Account A (GUP, guarantee)               002-32783 / 811-03240
VALIC Separate Account A (Impact, guarantee)            002-96223 / 811-03240
VALIC Separate Account A (Independence Plus, guarantee) 333-124398 / 811-03240
VALIC Separate Account A (Potentia, guarantee)          333-49232 / 811-03240
VALIC Separate Account A (SPIVA, no guarantee)          333-124756 / 811-03240
VALIC Separate Account A (Portfolio Director, no
guarantee)                                              333-137942 / 811-03240


/s JAY S. WINTROB          Director                            __________, 2007
--------------------------
Jay S. Wintrob

/s/ BRUCE R. ABRAMS        Director, President and Chief       __________, 2007
-------------------------- Executive Officer
Bruce R. Abrams

/s/ MICHAEL J. AKERS       Director, Senior Vice President     __________, 2007
-------------------------- and Chief Actuary
Michael J. Akers

/s/ N. SCOTT GILLIS        Director, Senior Vice President     __________, 2007
-------------------------- and Principal Financial Officer
N. Scott Gillis

/s/ SHARLA A. JACKSON      Director and Executive Vice         __________, 2007
-------------------------- President - Operations
Sharla A. Jackson

/s/ KATHLEEN M. MCCUTCHEON Director and Vice President -       __________, 2007
-------------------------- Human Resources
Kathleen M. McCutcheon

/s/ CHRISTOPHER J. SWIFT   Director                            __________, 2007
--------------------------
Christopher J. Swift